Exhibit 10.19

DATED             2013

PLATFORM ACQUISITION HOLDINGS LIMITED

AND

[NAME OF DIRECTOR]

SHARE OPTION DEED

GREENBERG TRAURIG MAHER LLP

7TH FLOOR

200 GRAY’S INN ROAD

LONDON WC1X 8HF

TABLE OF CONTENTS

1.	DEFINITIONS	3

2.	INTERPRETATION	4

3.	GRANT OF SHARE OPTION	4

4.	EXERCISE OF SHARE OPTION	4

5.	CESSATION OF OFFICE	5

6.	RELATIONSHIP WITH TERMS OF APPOINTMENT	5

7.	TAX	6

8.	NON-TRANSFERABILITY	6

9.	TAKEOVERS, WINDING-UP AND RECONSTRUCTION	6

10.	NOTICES	7

11.	MISCELLANEOUS	8

12.	GOVERNING LAW AND JURISDICTION	8

SCHEDULE 1 SHARE OPTION		9

THIS DEED is dated              2013

BETWEEN:

(1)	PLATFORM ACQUISITION HOLDINGS LIMITED (incorporated in the Territory of the British Virgin Islands with registered number [—]) whose registered office is at [address] (the “Company”); and

(2)	[Name of Director] of [address] (the “Holder”).

WHEREAS:-

(A)	The Holder was appointed as a non-executive director of the Company on [—] 2013.

(B)	The Directors have resolved that it is in the Company’s best interests to grant to the Holder the Share Option pursuant to the terms and conditions of this Agreement.

NOW IT IS HEREBY AGREED as follows:-

1.	DEFINITIONS

1.1	In this Agreement, except where a different interpretation is necessary in the context, the words and expressions set out below shall have the following meanings:

“Acquisition” has the meaning given in the Prospectus;

“Admission” means admission of the Ordinary Shares to the standard segment of the Official List and to trading on the main market for listed securities of the London Stock Exchange;

“Agreement” means this deed of agreement;

“Award Tax Liability” means in relation to the Holder, any liability of the Company (and any other member of its Group) to account to Her Majesty’s Revenue & Customs or any other tax authority for any amount of, or representing, income tax, NICs, or social security contributions or any other tax charge, levy or other sum (whether under the laws of the UK or otherwise) (with the exception of employer NICs) which may arise on the grant, vesting, exercise, assignment or release of the Share Option;

“Directors” means the board of directors of the Company or a duly authorised committee of the directors;

“Exercise Price” means US$11.50 per Ordinary Share;

“FCA” means the UK Financial Conduct Authority;

“Group” means the Company and any company which is for the time being a Subsidiary;

“Model Code” means the Model Code on directors’ dealings in securities issued by the UKLA and adopted by the Company;

“New Company” has the meaning given in Clause 9.2;

“Official List” means the official list maintained by the UKLA;

“Ordinary Shares” means ordinary shares of no par in the capital of the Company

“Prospectus” means the prospectus to be published by the Company on or around [—] 2013 in connection with Admission;

“Share Option” means the rights to subscribe for Ordinary Shares granted to the Holder by this Agreement;

“Subsidiary” means any company which is for the time being a subsidiary (as defined in section 4 of the BVI Business Companies Act, 2004 (as amended)) of the Company;

“Subscription Period” means the period commencing on the Trading Day immediately following the date of completion of the Acquisition and ending at 5.00 p.m. (London time) on the fifth anniversary of the completion of the Acquisition, or if such day is not a Trading Day, the Trading Day immediately following such day;

“Trading Day” has the meaning given in the Prospectus;

“UKLA” means the FCA in its capacity as the competent authority for listing in the UK;

“UK” means the United Kingdom of Great Britain and Northern Ireland;

“Variation” means (in relation to the share capital of the Company) an issue of Ordinary Shares by way of dividend or distribution to holders of Ordinary Shares, a subdivision, consolidation or any other variation of the share capital of the Company, as determined by the Directors.

2.	INTERPRETATION

The headings in this Agreement are for convenience and should be ignored when construing the contract. Unless the context otherwise requires, words in the singular include the plural and vice versa and words importing either gender include both genders. Reference in this Agreement to any statutory provision are to those provisions as amended or re-enacted from time to time, and include any regulations or other subordinate legislation made under them. References to “$” or “US$” are to the lawful currency of the United States.

3.	GRANT OF SHARE OPTION

The Company hereby grants to the Holder the right (subject to the terms and conditions of this Agreement), but not the obligation, to subscribe for up to [100,000] [75,000] Ordinary Shares at any time during the Subscription Period at the Exercise Price.

4.	EXERCISE OF SHARE OPTION

4.1	The Share Option shall not be exercised on any occasion if such exercise would not be in accordance with the Model Code.

4.2	The Holder may exercise all or any of the subscription rights pursuant to the Share Option at any time during the Subscription Period by notice in writing in substantially the same form as set out in Schedule 1 to the Company and, subject to receipt of the Exercise Price for each Ordinary Share to be issued, the Company shall (within 10 days of the Company receiving the notice in question) issue to (or to the order of) the Holder the Ordinary Shares in question. Subscription rights will be deemed to be exercised on the Trading Day upon which the Company receives the relevant documentation and remittance in cleared funds.

4.3	Ordinary Shares issued pursuant to the exercise or partial exercise of the Share Option in accordance with the terms of this Agreement shall be issued fully paid and free from any liens, charges or encumbrances and rights of pre-emption but shall not rank for any dividends or other distributions declared, made or paid on the Ordinary Shares for which the record date is prior to the relevant day on which relevant rights pursuant to the Share Option are exercised but subject thereto, shall rank in full for all dividends and other distributions declared, made or paid on the Ordinary Shares on or after the relevant day on which relevant rights pursuant to the Share Option are exercised and otherwise pari passu in all respects with the Ordinary Shares in issue at that date.

4.4	At any time when Ordinary Shares are traded on the London Stock Exchange and/or any other securities exchange or quotation system, it is the intention of the Company to apply to the UKLA (or relevant authority or any securities exchange or quotation system) for the Ordinary Shares issued pursuant to the exercise or partial exercise of the Share Option to be admitted to the Official List and to trading on the London Stock Exchange’s main market for listed securities or such other securities exchange or quotation system on which the Ordinary Shares are traded or quoted.

5.	CESSATION OF OFFICE

Otherwise than in connection with the Acquisition, and unless the Directors (in their absolute discretion) determine otherwise, if for any reason the Holder ceases to hold office as a non-executive director with the Company (or if for any reason he gives or receives notice to terminate his office as a non-executive director with the Company) before the completion of the Acquisition, the Share Option will lapse and cease to be exercisable from the earlier of the date of such giving or receiving of notice and the date of ceasing to hold office.

6.	RELATIONSHIP WITH TERMS OF APPOINTMENT

6.1	The Share Option is governed solely by the terms of this Agreement and does not form part of the Holder’s entitlement to remuneration or benefits pursuant to his terms of appointment as a non-executive director and save as otherwise provided the rights and obligations of the Holder under his terms of appointment as a non-executive director shall not be affected by the granting of the Share Option.

6.2	The rights or opportunity granted to the Holder on the granting of the Share Option shall not give the Holder any rights or additional rights to compensation or damages in consequence of either:-

6.2.1	the Holder giving or receiving notice of termination of his office as non-executive director; or

6.2.2	the loss or termination of his office as non-executive director with the Company for any reason whatsoever,

whether or not the termination (and/or giving of notice) is ultimately held to be wrongful or unfair.

6.3	The Holder shall not be entitled to any compensation or damages for any loss or potential loss which he may suffer by reason of being unable to acquire Ordinary Shares, or any interest in Ordinary Shares, pursuant to the Share Option in consequence of:-

6.3.1	the Holder giving or receiving notice of termination of his office as non-executive director (whether or not the termination (and/or giving of notice) is ultimately held to be wrongful or unfair);

6.3.2	the loss or termination of his office as non-executive director with the Company for any reason whatsoever (whether or not the termination is ultimately held to be wrongful or unfair);

6.3.3	the exercise by the Directors of any discretion in accordance with this Agreement; or

6.3.4	for any other reason.

7.	TAX

7.1	The Holder irrevocably agrees to pay to the Company and any other member of its Group a sum equal to any Award Tax Liability of such company.

7.2	In the event of any claim being made by the Company pursuant to Clause 7.1 the Company shall have the right:-

7.2.1	to sell as agent for the Holder (and the Holder hereby appoints the Company as its agent and attorney for this purpose) a sufficient number of Ordinary Shares held by the Holder and to retain from the net proceeds of sale of such Ordinary Shares (after deduction of all fees, commissions and expenses incurred in relation to such sale) monies sufficient to satisfy the amount claimed;

(a)	this power of attorney is irrevocable, save with the consent of the Company and is given by way of security to secure the interest of the Company (for itself and as trustee under this Deed on behalf of any relevant Group Company) as a person liable to account for or pay any Award Tax Liability;

(b)	a person who deals in good faith with the Holder’s attorney appointed under this Clause 7 may accept a written statement signed by that person that this power of attorney has not been revoked as conclusive evidence of that fact; and/or

7.2.2	to deduct the amount claimed from the Holder’s fees under his terms of appointment as non-executive director.

8.	NON-TRANSFERABILITY

8.1	The Share Option is personal to the Holder and may not be transferred during his lifetime.

8.2	The Holder shall immediately cease to have any right or entitlement to receive any Ordinary Shares pursuant to this Share Option if the Holder:-

8.2.1	transfers or assigns, mortgages, charges or otherwise disposes of the Share Option (other than to his personal representatives); or

8.2.2	is adjudged bankrupt or an interim order is made because he intends to propose a voluntary arrangement to his creditors under the Insolvency Act 1986 (or any other provision of the laws of any jurisdiction outside the UK which is intended to have similar effect or purpose); or

8.2.3	makes or proposes any other plan or arrangement, in relation to his debts, with his creditors or any section of them; or

8.2.4	is otherwise deprived (except on death) of the legal or beneficial ownership of the Share Option, whether by operation of law or by doing or omitting to do anything which causes him to be so deprived.

9.	TAKEOVERS AND WINDING-UP

9.1	While any subscription rights under the Share Option remain outstanding (whether or not such rights have become exercisable), if at any time an offer is made to all holders of

Ordinary Shares (or all such holders other than the offeror and/or any company controlled by the offeror and/or persons acting in concert with the offeror) to acquire all or some of the issued Ordinary Shares and the Company becomes aware on or before the end of the Subscription Period that as a result of such offer (or as a result of such offer and any other offer made by the offeror) the right to cast a majority of the votes which may ordinarily be cast on a poll at a general meeting of the Company has or will become vested in the offeror and/or such companies or persons as aforesaid, the Company will give notice to the Holder of such vesting within 14 days of it occurring, and each such Holder will be entitled, at any time within the period of 30 days immediately following the date of such notice, to exercise his outstanding subscription rights under the Share Option on the terms on which the same could have been exercised if they had been exercisable and had been exercised on the date of such notice after which time all subscription rights under the Share Option will lapse. If any part of such period falls after the end of the Subscription Period, the end of the Subscription Period will be deemed to be the last business day of that 30 day period.

9.2	If in connection with the Acquisition holders of Ordinary Shares are offered or receive shares in another company (the “New Company”) the Directors may in their absolute discretion determine that the Share Option will be replaced by a new share option in respect of shares of the New Company and Clause 9.1 will not apply if it otherwise would do so. Any such new share option will be equivalent to the Share Option (as determined by the Directors in their absolute discretion) and will be on such terms as the Directors consider in their absolute discretion to be fair and reasonable.

9.3	If the Company enters liquidation, all subscription rights under the Share Option will lapse on the date of entry into liquidation. The Company will use reasonable endeavours to give the Holder at least 15 calendar days’ notice prior to the date on which the Company closes its books or takes a record with respect to determining rights to vote with respect to any voluntary dissolution or voluntary liquidation of the Company.

10.	NOTICES

10.1	Any notice or document to be given by the Directors or the Company to the Holder in accordance or in connection with this Agreement shall be duly given:-

10.1.1	by sending it through the post in a pre-paid envelope to the address last known to the Company to be his address and, if so sent, it shall be deemed to have been duly given on the second day following the date of posting; or

10.1.2	by sending it to him by e-mail or by sending to him a facsimile transmission addressed to him at his normal email address or fax number for communications with the Company and such notice shall be deemed to have been duly given at the time of transmission.

10.2	Any notice in writing or document to be submitted or given to the Company in accordance or in connection with this Agreement may be delivered, sent by post, facsimile transmission or e-mail to such person as may from time to time be nominated by the Company and whose name and address, facsimile and email details are notified to the Holder and:-

10.2.1	in the case of notice by delivery, such notice shall be deemed to have been given when the notice is delivered; or

10.2.2	in the case of notice by post, such notice shall be deemed to have been duly given on the day following the date of posting; or

10.2.3	in the case of notice by facsimile or e-mail, such notice shall be deemed to have been duly given at the time of transmission, provided that for notice given by email, a return receipt must be received indicating that the email has been opened.

11.	MISCELLANEOUS

11.1	In the event of any Variation, the Directors may make such adjustments as they consider appropriate to the number of Ordinary Shares in respect of which the Share Option subsists and/or the Exercise Price.

11.2	The Company and the Holder may at any time by the execution of a deed alter or add to any of the provisions of this Agreement in any respect.

11.3	The issue of Ordinary Shares pursuant to this Agreement shall be subject to the Company’s Memorandum and Articles of Association and compliance by the Holder with all laws, rules, regulations, requirements and guidance applicable to dealing in the Ordinary Shares.

11.4	Unless otherwise provided in this Agreement this Share Option shall become incapable of exercise and shall lapse at the end of the Subscription Period.

11.5	Except as otherwise expressly stated to the contrary, neither this Agreement nor the granting of the Share Option shall have the effect of giving any third party any rights under this Agreement.

11.6	This Agreement may be executed in any number of counterparts and by each of the parties on separate counterparts, each of which when executed and delivered shall be deemed to be an original, but all the counterparts together shall constitute one and the same agreement.

12.	GOVERNING LAW AND JURISDICTION

12.1	This Agreement shall be governed by and construed in all respects in accordance with the laws of the British Virgin Islands.

12.2	The courts of the British Virgin Islands shall have exclusive jurisdiction in relation to any claim, dispute or difference concerning the Share Option and any matter arising from or in relation to this Agreement.

EXECUTED AS A DEED by the parties on the date which first appears in this Agreement.

SCHEDULE 1

SHARE OPTION

[NAME]

[ADDRESS]

The Directors

Platform Acquisition Holdings Limited

[—]

(the “Company”)

[DATE]

Dear Sirs

SUBSCRIPTION OF SHARES IN THE COMPANY PURSUANT TO SHARE OPTION

Unless otherwise stated, defined terms shall have the meaning given to them in the Share Option Deed entered into between me and the Company, dated [—] 2013 (the “Share Option Deed”).

Pursuant to the Share Option Deed, I hereby give notice that I wish to exercise my right to subscribe for [—] Ordinary Shares in the Company. Accordingly, I hereby apply for [—] Ordinary Shares to be issued fully paid in cash at the total subscription price of $[—] (the “Subscription Price”).

I enclose payment of a cheque made payable to the Company for an amount equal to the Subscription Price / I have made other arrangements (as agreed with the Company) to pay the Subscription Price by electronic transfer (delete as appropriate).

*	If you wish to pay by electronic transfer please contact the Company.

I hereby undertake and agree to take the said Ordinary Shares subject to the provisions of the Memorandum and Articles of Association of the Company and I hereby authorise you to enter my name and relevant particulars in the Register of Members of the Company as holder of the Ordinary Shares so issued to me pursuant to this application and to send the relevant share certificate to me at the address set out above at my own risk.

Yours faithfully,

[NAME]

EXECUTED as a DEED	)
by PLATFORM ACQUISITION HOLDINGS LIMITED	)
acting by	)
a director in the presence of	)

Director

Witness signature:

Name:

Address:

Occupation:

EXECUTED as a DEED (but not delivered until	)
dated) by [NAME OF DIRECTOR]	)
in the presence of:-)

Witness signature:

Name:

Address:

Occupation: